EXHIBIT 10.65

NOMINAL WARRANT
October 29, 2012

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT AND SUCH LAWS.

THE SALE, TRANSFER OR ENCUMBRANCE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A RIGHT OF FIRST REFUSAL AGREEMENT, DATED AS OF OCTOBER 29, 2012 BY AND AMONG FUSION TELECOMMUNICATIONS INTERNATIONAL, INC., PRAESIDIAN CAPITAL OPPORTUNITY FUND III, LP, PRAESIDIAN CAPITAL OPPORTUNITY FUND III-A, LP AND PLEXUS FUND II, LP, AS SUCH AGREEMENT MAY BE AMENDED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

Warrant to Purchase 1,861,120.23 Shares (subject
to adjustment) of Common Stock

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

COMMON STOCK PURCHASE WARRANT

Void after October 29, 2022

Fusion Telecommunications International, Inc., a Delaware corporation (the “Company”), hereby certifies that for value received, Praesidian Capital Opportunity Fund III-A, LP, or its successors or assigns (the “Holder”), is entitled to purchase, subject to the terms and conditions hereinafter set forth, an aggregate of 1,861,120.23 fully paid and nonassessable shares of Common Stock (as hereinafter defined) of the Company, at an Payment Obligation of $.01 per share, subject to adjustment as provided herein (the “Purchase Price”), at any time or from time to time prior to the Expiration Date (as hereinafter defined).

This Warrant is issued pursuant to the Securities Purchase Agreement and Security Agreement (the “Purchase Agreement”), dated as of the date hereof, among Fusion NBS Acquisition Corp., a Delaware corporation, as borrower (the “Borrower”), the Company and each other direct or indirect subsidiary of Company from time to time party thereto, Praesidian Capital Opportunity Fund III, LP, a Delaware limited partnership (“Fund III”), Praesidian Capital Opportunity Fund III-A, LP, a Delaware limited partnership (“Fund III-A”), Plexus Fund II, LP, a Delaware limited partnership (“Plexus”), and Fund III, as Agent, and is subject to the terms thereof.  Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to such terms in the Purchase Agreement.  The Holder is entitled to the rights and subject to the obligations contained in the Purchase Agreement and the Right of First Refusal Agreement relating to this Warrant and the shares of Common Stock issuable upon exercise of this Warrant.

1. Definitions. For the purposes of this Warrant, the following terms shall have the meanings indicated:

“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law or executive order to close.

“Certificate of Incorporation” shall mean the Certificate of Incorporation of the Company as may be amended or amended and restated from time to time.

“Closing Price” shall mean, with respect to each share of Common Stock for any day, (a) the last reported sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case as reported on the principal national securities exchange on which the Common Stock is listed or admitted for trading or (b) if the Common Stock is not listed or admitted for trading on any national securities exchange, the last reported sale price or, in case no such sale takes place on such day, the average of the highest reported bid and the lowest reported asked quotation for the Common Stock, in either case as reported on the OTC Markets or a similar service if OTC Markets is no longer reporting such information.

“Common Stock” means the common stock, par value $.01 per share, of the Company, and any class of stock resulting from successive changes or reclassification of such Common Stock.

“Company” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Current Market Price” shall be determined in accordance with Subsection 3(e).

“EBITDA Per Share” in respect of any date (the “Determination Date”) shall mean an amount equal to:

(6.0 x EBITDA) – (I) + CE
CS

where:

EBITDA	equals EBITDA as calculated in the Purchase Agreement for the twelve consecutive months ending on the last day of the month ending prior to the Determination Date (the “Measurement Date”)

I
equals all Indebtedness of the Company and its Subsidiaries of the types described in clauses (i) and (iv) of the definition of “Indebtedness” contained in the Purchase Agreement, determined on a Consolidated Basis as at the Measurement Date

CE	equals cash and cash equivalents of the Company and its Subsidiaries, determined on a Consolidated Basis as at Measurement Date

CS	equals the number of shares of Common Stock issued and outstanding on the Determination Date (assuming for this purpose that this Warrant and the Other Warrants are exercised in full)

“Exercise Date” has the meaning ascribed to such term in Subsection 2(e).

“Expiration Date” shall mean 5:00 P.M., New York City time, on October 29, 2022.

“Holder” has the meaning ascribed to such term in the first paragraph and Section 9 of this Warrant.

“Issuable Warrant Shares” shall mean the shares of Common Stock issuable at any time upon exercise of the Warrant.

“Issued Warrant Shares” shall mean any shares of Common Stock issued upon exercise of the Warrant.

“Minimum Liquidity Requirement” means as of the date the Warrant Put Notice or the Share Put Notice, as applicable, is delivered either (x) the average trading volume of the Common Stock on the Principal Trading Market has been equal to or greater than 150,000 shares (as appropriately adjusted for the types of events contemplated by Section 3(a)) during the thirty (30) Trading Days preceding such date, or (y) the aggregate Current Market Price on such date of the then outstanding shares of Common Stock equals or exceeds $75,000,000.

“Other Warrants” shall mean all warrants issued pursuant to the Purchase Agreement, other than this Warrant, to purchase capital stock of the Company and any subsequent warrants issued pursuant to the terms of such warrants.

“Person” shall mean any individual, firm, corporation, limited liability company, partnership, trust, incorporated or unincorporated association, joint venture, joint stock company, government (or an agency or political subdivision thereof) or other entity of any kind, and shall include any successor (by merger or otherwise) of such entity.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading.

“Purchase Agreement” has the meaning ascribed to such term in the second paragraph of this Warrant.

“Purchase Price” has the meaning ascribed to such term in the first paragraph of this Warrant.

“Put Period” shall mean the period (x) commencing on the earliest of (i) the fifth anniversary of the date hereof, (ii) the occurrence of a Liquidity Event, and (iii) the repayment in full of the Notes and (y) terminating on the Expiration Date.

“Repurchase Price” in respect of a given date shall be equal to the Current Market Price as at such date unless on such date the shares of Common Stock are not listed or admitted for trading on a national securities exchange or quoted on the OTC Bulletin Board or similar service, in which case the Repurchase Price shall be the greater of (i) the Current Market Price as at such date or (ii) EBITDA Per Share.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over the counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over the counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE Amex (formerly the American Stock Exchange), the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market, OTC Markets or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Warrant” shall mean this Warrant and any subsequent Warrant issued pursuant to the terms of this Warrant.

“Warrant Register” has the meaning ascribed to such term in Subsection 9(b).

2. Exercise of Warrant.

(a) Exercise. This Warrant may be exercised, in whole or in part, at any time or from time to time during the period beginning on the date hereof and ending on the Expiration Date, by surrendering to the Company at its principal office this Warrant, with the form of Election to Purchase Shares (the “Election to Purchase Shares”) attached hereto as Exhibit A duly executed by the Holder and accompanied by payment of the Purchase Price for the number of shares of Common Stock specified in such form.  Upon any exercise of this Warrant, other than to the extent payment of the Purchase Price is to be made pursuant to Section 2(c) (the portion of the aggregate Purchase Price payable by Holder, the “Payment Obligation”), the Company shall pay to Holder an amount (the “Cash Amount”) equal to the Payment Obligation.  The Holder may offset against the Payment Obligation the right to receive the Cash Amount.

(b) Delivery of Shares; Payment of Purchase Price. Upon exercise of this Warrant, the Company shall promptly (but in no event later than five Trading Days after the Exercise Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as may be designated by the Holder (along with a check for the amount of cash to be paid in lieu of issuance of fractional shares, if any), (i) a certificate for the Issued Warrant Shares issuable upon such exercise, free of restrictive legends, or (ii) an electronic delivery of the Issued Warrant Shares to the Holder’s account at the Depository Trust Company (“DTC”) or a similar organization, unless in the case of clause (i) and (ii) a registration statement covering the resale of the Issued Warrant Shares and naming the Holder as a selling stockholder thereunder is not then effective or the Issued Warrant Shares are not freely transferable without restriction under Rule 144 by Holders who are not affiliates of the Company, in which case such Holder shall receive a certificate for the Issued Warrant Shares issuable upon such exercise with appropriate restrictive legends.  The Holder, or any Person permissibly so designated by the Holder to receive Issued Warrant Shares, shall be deemed to have become the holder of record of such Issued Warrant Shares as of the Exercise Date.  If the Issued Warrant Shares are to be issued free of all restrictive legends, the Company shall, upon the written request of the Holder, use its reasonable best efforts to deliver, or cause to be delivered, Issued Warrant Shares hereunder electronically through DTC or another established clearing corporation performing similar functions, if available; provided, that, the Company may, but will not be required to, change its transfer agent if its current transfer agent cannot deliver Issued Warrant Shares electronically through such a clearing corporation. Payment of the Purchase Price may be made as follows (or by any combination of the following): (i) in United States currency by cash or delivery of a certified check, bank draft or postal or express money order payable to the order of the Company, (ii) by assigning to the Company all or any part of the unpaid principal amount of the Notes held by the Holder in a principal amount equal to the Purchase Price, or (iii) by surrender of a number of shares of Common Stock held by the Holder equal to the quotient obtained by dividing (A) the aggregate Purchase Price payable with respect to the portion of this Warrant then being exercised by (B) the Current Market Price per share of Common Stock on the Exercise Date.

(c) Alternative Cashless Exercise. Notwithstanding any provision herein to the contrary, in lieu of exercising this Warrant as set forth above, the Holder may exercise this Warrant, in whole or in part, by electing to receive that number of shares of Common Stock as determined below by surrendering to the Company at its principal office this Warrant, with the applicable Election to Purchase Shares duly executed by the Holder, in which event the Company shall issue to the Holder the number of shares of Common Stock computed using the following formula:

CS = WCS x (MP-PP)
MP

where:

CS	equals the number of shares of Common Stock to be issued to the Holder

WCS	equals the Issuable Warrant Shares with respect to which this Warrant is then being exercised

MP	equals the Common Stock Current Market Price per share (at the date of such calculation)

PP	equals the Purchase Price

Following the surrender of this Warrant pursuant to this Section 2(c), the Company shall promptly issue and deliver to the Holder a certificate or certificates for that number of shares of Common Stock, as calculated above in such name or names as may be designated by the Holder.

(d) Partial Exercise.  If, pursuant to any provision hereof, this Warrant is exercised for less than all of Issuable Warrant Shares, the Company shall cancel this Warrant upon surrender hereof and shall execute and deliver to the Holder a new Warrant of like tenor for the balance of the Issuable Warrant Shares.

(e) When Exercise Effective.  The exercise of this Warrant shall be deemed to have been effective immediately prior to the close of business on the Business Day on which this Warrant is surrendered to and the Purchase Price is received by the Company as provided in this Section 2 (the “Exercise Date”) and the Person in whose name any certificate for shares of Common Stock shall be issuable upon such exercise, as provided in Subsection 2(b), shall be deemed to be the record holder of such shares of Common Stock for all purposes on the Exercise Date.

(f) Issued Warrant Shares Fully Paid, Nonassessable.  The Company shall take all actions necessary to ensure that following exercise of this Warrant in accordance with the provisions of this Section 2, the Issued Warrant Shares issued hereunder shall, without further action by the Holder, be fully paid and nonassessable.

(g) Continued Validity.  A holder of shares of Common Stock issued upon the exercise of this Warrant, in whole or in part, shall continue to be entitled to all of the rights and subject to all of the obligations set forth in Section 9.

3. Adjustment of Purchase Price and Number of Shares. The Purchase Price and the number of shares of Common Stock issuable upon exercise of this Warrant shall be adjusted from time to time upon the occurrence of the following events:

(a) Dividend, Subdivision, Combination or Reclassification of Common Stock. If the Company shall, at any time or from time to time, (i) declare a dividend on the Common Stock payable in shares of its capital stock (including Common Stock), (ii) subdivide the outstanding Common Stock into a larger number of shares of Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares of its Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then in each such case, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable on such date shall be proportionately adjusted so that the Holder of any Warrant exercised after such date shall be entitled to receive, upon payment of the same aggregate amount as would have been payable before such date, the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such Holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Any such adjustment shall become effective immediately after the record date of such dividend or the effective date of such subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above shall occur. If a dividend is declared and such dividend is not paid, the Purchase Price shall again be adjusted to be the Purchase Price in effect immediately prior to such record date (giving effect to all adjustments that otherwise would be required to be made pursuant to this Section 3 from and after such record date).

(b) Certain Distributions. If the Company shall, at any time or from time to time, fix a record date for any dividend or other distribution to all holders of Common Stock (including any such dividend or other distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of subscription rights, options, warrants (excluding subscription rights, options or warrants referred to in Subsection 3(b)), evidences of indebtedness or other assets or other property (other than dividends payable in capital stock for which adjustment is made under Subsection 3(a)), then the Company shall, contemporaneously with such distribution, distribute to the Holder such portion of such distribution as the Holder would have received if the Holder had exercised the Warrant immediately prior thereto.

(c) Determination of Current Market Price. For purposes of this Warrant, the Current Market Price per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for the 10 consecutive trading days commencing 15 trading days before such date. If on any such date the shares of Common Stock are not listed or admitted for trading on any national securities exchange or quoted on the OTC Markets or a similar service, then the Board of Directors of the Company, acting in good faith shall promptly determine the Current Market Price per share of Common Stock, which shall be equal to the fair market value per share of Common Stock as of such date, and shall provide prompt written notice of such determination, in reasonable detail, to Holder, provided however, that if the Holder reasonably disagrees with the Current Market Price so determined, then same shall be disregarded, and in such case the Company, on the one hand, and the Holder, on the other hand, shall each promptly appoint as an appraiser an individual who shall be a member of a nationally recognized investment banking firm.  Each appraiser shall be instructed to, within 30 days of appointment, determine the Current Market Price per share of Common Stock, which shall be deemed to be equal to the fair market value per share of Common Stock as of such date.  If the two appraisers are unable to agree on the Current Market Price per share of Common Stock within such 30 day period, then the two appraisers, within 10 days after the end of such 30 day period shall jointly select a third appraiser.  The third appraiser shall, within 30 days of its appointment, determine, in good faith, the Current Market Price per share of Common Stock and such determination shall be controlling.  If any party fails to appoint an appraiser or if one of the two initial appraisers fails after appointment to submit its appraisal within the required period, the appraisal submitted by the remaining appraiser shall be controlling.  For purposes of Sections 14 and 15 hereof, Current Market Price per share of Common Stock, whether determined by the Board of Directors of the Company, or by the appraisers, shall be determined without regard to any minority discount or illiquidity discount accorded to the shares of Common Stock.  The cost of the foregoing appraisals shall be shared one-half by the Company and one-half by the Holder, provided, however, in the event a third appraiser is utilized and one of the two initial appraisals (but not the other initial appraisal) is greater than or less than the appraisal by such third appraiser by 10% or more, then the cost of all of the foregoing appraisals shall be borne by the party who appointed the appraiser who made such initial appraisal.

(d) De Minimis Adjustments. No adjustment in the Purchase Price shall be made under this Section 3 if the amount of such adjustment would result in a change in the Purchase Price per share of less than one percent (1%), but in such case any adjustment that would otherwise be required to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, which together with any adjustment so carried forward, would result in a change in the Purchase Price of one percent (1%) or more. Notwithstanding the provisions of the first sentence of this Subsection 3(f), any adjustment postponed pursuant to this Subsection 3(f) shall be made no later than the earlier of (i) three years from the date of the transaction that would, but for the provisions of the first sentence of this Section 3(f), have required such adjustment, (ii) an Exercise Date or (iii) the Expiration Date.

(e) Adjustments to Other Shares. In the event that at any time, as a result of an adjustment made pursuant to Subsection 3(a), the Holder shall become entitled to receive, upon exercise of this Warrant, any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Section 3 and all other provisions of this Warrant with respect to the shares of Common Stock shall apply on like terms to any such other shares.

(f) Adjustment of Number of Shares Issuable Upon Exercise. Upon each adjustment of the Purchase Price as a result of the calculations made in Subsections 3(a) or (c), this Warrant shall thereafter evidence the right to receive, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one hundredth) obtained by dividing (x) the product of the aggregate number of shares of Common Stock covered by this Warrant immediately prior to such adjustment and the Purchase Price in effect immediately prior to such adjustment of the Purchase Price by (y) the Purchase Price in effect immediately after such adjustment of the Purchase Price.

(g) Reorganization, Reclassification, Merger and Sale of Assets. If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another Person (other than a merger or consolidation of the Company in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of its Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another Person, then the Holder will thereafter be entitled to receive, upon the exercise of this Warrant in accordance with the terms hereof, the same kind and amounts of securities (including shares of stock) or other assets, or both, which were issuable or distributable to the holders of outstanding Common Stock of the Company upon such reorganization, reclassification, consolidation, merger, sale or conveyance, in respect of that number of shares of Common Stock then deliverable upon the exercise of this Warrant if this Warrant had been exercised immediately prior to such reorganization, reclassification, consolidation, merger, sale or conveyance; and, in any such case, appropriate adjustments (as determined in good faith by the Board of Directors of the Company) shall be made to assure that the provisions hereof (including provisions with respect to changes in, and other adjustments of, the Purchase Price) shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or other assets thereafter deliverable upon exercise of this Warrant.

4. Certificate as to Adjustments.  Whenever the Purchase Price or the number of shares of Common Stock issuable, or the securities or other property deliverable, upon the exercise of this Warrant shall be adjusted pursuant to the provisions hereof, the Company shall promptly give written notice thereof to the Holder, in accordance with Section 12, in the form of a certificate signed by the Chairman of the Board, President or one of the Vice Presidents of the Company, and by the Chief Financial Officer, Treasurer or one of the Assistant Treasurers of the Company, stating the adjusted Purchase Price, the number of shares of Common Stock issuable, or the securities or other property deliverable, upon exercise of the Warrant and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based. Each adjustment shall remain in effect until a subsequent adjustment is required.

5. Fractional Shares. Notwithstanding an adjustment pursuant to Section 3(h) in the number of Issuable Warrant Shares or any other provision of this Warrant, the Company shall not be required to issue fractions of shares upon exercise of this Warrant or to distribute certificates which evidence fractional shares. In lieu of fractional shares, the Company may make payment to the Holder, at the time of exercise of this Warrant as herein provided, of an amount in cash equal to such fraction multiplied by the Current Market Price of a share of Common Stock on the Exercise Date.

6. Notice of Proposed Actions. In case the Company shall propose at any time or from time to time (a) to declare or pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock, (b) to effect any reclassification of its Common Stock, (c) to effect any consolidation, merger or sale, transfer or other disposition of all or substantially all of the property, assets or business of the Company which would, if consummated, adjust the Purchase Price or the securities issuable upon exercise of the Warrant, or (d) to effect the liquidation, dissolution or winding up of the Company, or (e) to take any other action that would require a vote of the Company’s stockholders, then, in each case, the Company shall give to the Holder, in accordance with Section 12, a written notice of such proposed action, which shall specify (i) the record date for the purposes of such dividend, distribution of rights or warrants or vote of the stockholders of the Company, or if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution of rights or warrants, or vote is to be determined, or (ii) the date on which such reclassification, consolidation, merger, sale, transfer, disposition, liquidation, dissolution or winding up is expected to become effective, and such notice shall be so given as promptly as possible but in any event at least ten (10) Business Days prior to the applicable record, determination or effective date specified in such notice.

7. No Dilution or Impairment. The Company will not, by amendment of its Certificate of Incorporation or By-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company (a) will not increase the par value of any shares of stock receivable on the exercise of this Warrant above the amount payable therefor on such exercise, (b) will at all times reserve and keep available the maximum number of its authorized shares of Common Stock, free from all preemptive rights therein, which will be sufficient to permit the full exercise of this Warrant, and (c) will take all such action as may be necessary or appropriate in order that all shares of Common Stock as may be issued pursuant to the exercise of this Warrant will, upon issuance, be duly and validly issued, fully paid and nonassessable, and free from all taxes, liens and charges with respect to the issue thereof.

8. Replacement of Warrant. On receipt by the Company of an affidavit of an authorized representative of the Holder stating the circumstances of the loss, theft, destruction or mutilation of this Warrant (and in the case of any such mutilation, on surrender and cancellation of such Warrant), the Company at its expense will promptly execute and deliver, in lieu thereof, a new Warrant of like tenor which shall be exercisable for a like number of shares of Common Stock.  If required by the Company, such Holder must provide an indemnity bond or other indemnity sufficient in the judgment of the Company to protect the Company from any loss which it may suffer if a lost, stolen or destroyed Warrant is replaced.

9. Restrictions on Transfer.

(a) Subject to the provisions of this Section 9 and the Right of First Refusal Agreement, this Warrant may be transferred or assigned, in whole or in part, by the Holder at any time, and from time to time, to any Person. The term “Holder” as used herein shall also include any transferee of this Warrant whose name has been recorded by the Company in the Warrant Register (as hereinafter defined). Each transferee of the Warrant or the Common Stock issuable upon the exercise of the Warrant acknowledges that the Warrant or the Common Stock issuable upon the exercise of the Warrant has not been registered under the Securities Act and may be transferred only pursuant to an effective registration under the Securities Act or pursuant to an applicable exemption from the registration requirements of the Securities Act.

(b) With respect to a transfer that should occur prior to the time that the Warrant or the Common Stock issuable upon the exercise thereof is registered under the Securities Act, such Holder shall request an opinion of counsel (which shall be rendered by counsel reasonably acceptable to the Company in form and substance reasonably acceptable to the Company) that the proposed transfer may be effected without registration or qualification under any Federal or state securities or blue sky law. Counsel shall, as promptly as practicable, notify the Company and the Holder of such opinion and of the terms and conditions, if any, to be observed in such transfer, whereupon the Holder shall be entitled to transfer this Warrant or such shares of Common Stock (or portion thereof), subject to any other provisions and limitations of this Warrant. In the event this Warrant shall be exercised as an incident to such transfer, such exercise shall relate back and for all purposes of this Warrant be deemed to have occurred as of the date of such notice regardless of delays incurred by reason of the provisions of this Section 9 which may result in the actual exercise on any later date.

(c) The Company shall maintain a register (the “Warrant Register”) in its principal office for the purpose of registering the Warrant and any transfer thereof, which register shall reflect and identify, at all times, the ownership of any interest in the Warrant. Upon the issuance of this Warrant, the Company shall record the name of the initial purchaser of this Warrant in the Warrant Register as the first Holder. Upon surrender for registration of transfer or exchange of this Warrant together with a properly executed Form of Assignment attached hereto as Exhibit B at the principal office of the Company, the Company shall, at its expense, execute and deliver one or more new Warrants of like tenor which shall be exercisable for a like aggregate number of shares of Common Stock, registered in the name of the Holder or a transferee or transferees.

(d) Issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder hereof for any issue or transfer tax, or other incidental expense, in respect of the issuance or delivery of such certificates or the securities represented thereby, all of which taxes and expenses shall be paid by the Company.

10. No Rights or Liability as a Stockholder. This Warrant does not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company. No provisions hereof, in the absence of affirmative action by the Holder hereof to purchase Common Stock, and no enumeration herein of the rights or privileges of the Holder shall give rise to any liability of such Holder as a stockholder of the Company.

11. Amendment or Waiver. Subject to the terms of the Purchase Agreement, this Warrant and any term hereof may be amended, waived, discharged or terminated only by and with the written consent of the Company and the Holder.

12. Notices. Any notice or other communication (or delivery) required or permitted hereunder shall be made in writing and shall be by registered mail, return receipt requested, telecopier, courier service or personal delivery to the Company at its principal office as specified in Section 12.02 of the Purchase Agreement and to the Holder at its address as it appears in the Warrant Register. All such notices and communications (and deliveries) shall be deemed to have been duly given: when delivered by hand, if personally delivered; when delivered by courier, if delivered by commercial overnight courier service; five Business Days after being deposited in the mail, postage prepaid, if mailed; and when receipt is acknowledged, if telecopied.

13. Company’s Obligation to Repurchase the Warrant. In the event that (a) the Holder notifies the Company in writing (the “Warrant Put Notice”) at any time during the Put Period that the Holder wishes to sell the Issuable Warrant Shares or the then outstanding Issued Warrant Shares and the Minimum Liquidity Requirement is not satisfied, or (b) the Minimum Liquidity Requirement is satisfied but (x) there is no effective registration statement covering the resale of all Issuable Warrant Shares and then outstanding Issued Warrant Shares, and (y) the Holder is not eligible to sell all Issuable Warrant Shares and then outstanding Issued Warrant Shares pursuant to Rule 144 without regard to manner of sale requirements or volume limits, so as to enable the Holder to freely sell such shares, then, the Holder shall have the right exercisable at any time, and from time to time, during the Put Period, to cause the Company, subject to the terms and conditions hereof, to purchase from the Holder all, or any portion, of this Warrant for the purchase price determined below.  The Warrant Put Notice shall specify the date on which such repurchase shall occur, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date of the Warrant Put Notice (the “Warrant Put Closing Date”).  The purchase price under this Section 13 shall be determined by multiplying (x) the Repurchase Price as of the date of such Warrant Put Notice less the Purchase Price in effect on the date of such Warrant Put Notice, by (y) the number of Issuable Warrant Shares specified in such Warrant Put Notice.  On the Warrant Put Closing Date, the Holder shall surrender this Warrant to the Company against (i) payment therefor by (at the option of the Holder) wire transfer to an account in a bank located in the United States designated by the Holder for such purposes, and, (ii) if the Holder has elected to have only a portion of the Warrant repurchased, delivery of a new warrant duly executed by the Company, on the same terms and conditions as this Warrant, except that such warrant shall be exercisable for the remaining number of Issuable Warrant Shares.

14. Company’s Obligation to Repurchase the Issued Warrant Shares. In the event that (a) the Holder notifies the Company in writing (the “Share Put Notice”) at any time during the Put Period that the Holder wishes to sell the Issuable Warrant Shares or the then outstanding Issued Warrant Shares and the Minimum Liquidity Requirement is not satisfied, or (b) the Minimum Liquidity Requirement is satisfied but (x) there is no effective registration statement covering the resale of all Issuable Warrant Shares and then outstanding Issued Warrant Shares, and (y) the Holder is not eligible to sell all Issuable Warrant Shares and then outstanding Issued Warrant Shares pursuant to Rule 144 without regard to manner of sale requirements or volume limits, so as to enable the Holder to freely sell such shares, then, the Holder shall have the right exercisable at any time, and from time to time, during the Put Period, to cause the Company, subject to the terms and conditions hereof, to purchase from the Holder all, or any portion, of the Issued Warrant Shares at the purchase price determined below.  The Share Put Notice shall specify the date on which such repurchase shall occur, which date shall not be less than thirty (30) days nor more than sixty (60) days after the date of the Share Put Notice (the “Share Put Closing Date”).  The purchase price under this Section 14 shall be determined by multiplying (x) the Repurchase Price as of the date of such Share Put Notice by (y) the number of Issued Warrant Shares specified in such Share Put Notice.  On the Share Put Closing Date, the Holder of such Issued Warrant Shares shall deliver to the Company one or more certificates representing the shares being repurchased duly endorsed for transfer to the Company against payment therefor by (at the option of the Holder) wire transfer to an account in a bank located in the United States designated by the Holder for such purposes.

15. Additional Provisions Relating to Company’s Repurchase of the Warrant. If the Company, for any reason, fails to pay the purchase price set forth under Section 13 on the Warrant Put Closing Date or under Section 14 on the Share Put Closing Date in connection with the exercise of the rights granted thereunder to the Holder, then, in addition to and not in limitation of any other rights or remedies that may be available to the Holder, such unpaid purchase price shall bear interest, payable on demand in immediately available funds, for each day from the date such purchase price was due to the date of actual payment, at a rate equal to 14% per annum, and in the absence of good faith agreement between the Company and the Holder on a mutually acceptable payment schedule, the Holder shall be entitled to exercise all rights and remedies that may be available to the Holder.

16. Certain Remedies. The Holder shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Warrant and to enforce specifically the terms and provisions of this Warrant in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which such Holder may be entitled at law or in equity.  The Company acknowledges that its obligations under this Warrant are secured as provided in the Purchase Agreement.

17. Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED IN ACCORDANCE WITH, AND ENFORCED UNDER, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS OR INSTRUMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN SUCH STATE.

18. Headings.  The headings in this Warrant are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

[Remainder of Page Intentionally Left Blank]

19. Survival.  The provisions of Section 9 and Sections 12 through and including 18 hereof shall survive the complete exercise or repurchase of this Warrant and the issuance of all Issued Warrant Shares.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By:
Name
Title

[SIGNATURE PAGE TO COMMON STOCK WARRANT FUND II-A]

Exhibit A to Common Stock
Purchase Warrant

ELECTION TO PURCHASE SHARES

The undersigned hereby irrevocably elects to exercise the Warrant to purchase _____ shares of Common Stock, of Fusion Telecommunications International, Inc. (the “Company”) and hereby [makes payment of $_______ therefor] [or] [makes payment therefor by assignment to the Company pursuant to Section 2(b)(ii) of the Warrant of $_____________ aggregate principal amount of the Notes (as defined in the Warrant)] [or] [makes payment therefor by surrendering pursuant to Section 2(b)(iii) _____ shares of Common Stock of the Company] [or] [makes payment therefor by surrender pursuant to Section 2(c) of a portion of the Warrant with respect to _________ shares of Common Stock]. The undersigned hereby requests that certificates for such shares of Common Stock be issued and delivered as follows:

ISSUE TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

(SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER)

DELIVER TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

If the number of shares of Common Stock purchased hereby is less than the number of shares of Common Stock covered by the Warrant, the undersigned requests that a new Warrant representing the number of shares of Common Stock not purchased be issued and delivered as follows:

ISSUE TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

DELIVER TO:
(NAME)

(ADDRESS, INCLUDING ZIP CODE)

Dated: ____________________________	[NAME OF HOLDER]

By:
Name
Title
________________________________
1           Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.

Exhibit B to Common Stock
Purchase Warrant

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto the Assignee named below all of the rights of the undersigned to purchase shares of Common Stock, of Fusion Telecommunications International, Inc. represented by the Warrant, with respect to the number of shares of Common Stock set forth below:

Name of Assignee	Address	No. of Shares of Common Stock

and does hereby irrevocably constitute and appoint ____________________________ Attorney to make such transfer on the books of Fusion Telecommunications International, Inc. maintained for that purpose, with full power of substitution in the premises.

Dated: ____________________________	[NAME OF HOLDER]

By:
Name
Title

________________________________________
1           Name of Holder must conform in all respects to name of Holder as specified on the face of the Warrant.